EXHIBIT 10.15

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (“IP Security Agreement”), dated as of August 31, 2016, is made by and among FRANKLY INC., a British Columbia corporation (the “Borrower”) and the guarantors listed on the signature pages hereto (together with the Borrower, the “Grantors”) in favor of RAYCOM MEDIA, INC., a Delaware corporation (the “Lender”).

WHEREAS, the Borrower has entered into a Credit Agreement dated as of August 31, 2016 (the “Credit Agreement”) with the Lender.

WHEREAS, as a condition precedent to the making of loans by the Lender under the Credit Agreement, each Grantor has executed and delivered to the Lender a Security Agreement dated as of August 31, 2016, made by and among the Grantors (together, the “Security Agreements”).

WHEREAS, under the terms of the Security Agreements, the Grantors have granted to the Lender a security interest in, among other property, certain intellectual property of the Grantors, and have agreed to execute and deliver this IP Security Agreement, for recording with national, federal and state government authorities, including, but not limited to, the United States Patent and Trademark Office and the United States Copyright Office.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees with the Lender as follows:

1. Grant of Security. Each Grantor hereby pledges and grants to the Lender a security interest in and to all of the right, title and interest of such Grantor in, to and under the following (the “IP Collateral”):

(a)       the patents and patent applications set forth in Schedule 1 hereto and all reissues, divisions, continuations, continuations-in-part, renewals, extensions and reexaminations thereof and amendments thereto (the “Patents”);

(b)       the trademark registrations and applications set forth in Schedule 2 hereto, together with the goodwill connected with the use thereof and symbolized thereby and all extensions and renewals thereof (the “Trademarks”);

(c)       the copyright registrations, applications and copyright registrations and applications exclusively licensed to each Grantor set forth in Schedule 3 hereto, and all extensions and renewals thereof (the “Copyrights”);

(d)       all rights of any kind whatsoever of such Grantor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(e)       any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)       any and all claims and causes of action with respect to any of the foregoing, whether occurring before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.       Recordation. Each Grantor authorizes the Commissioner for Patents, the Commissioner for Trademarks and the Register of Copyrights and any other government officials to record and register this IP Security Agreement upon request by the Lender.

3.       Loan Documents. This IP Security Agreement has been entered into pursuant to and in conjunction with the Security Agreements, which are hereby incorporated by reference. The provisions of the Security Agreements shall supersede and control over any conflicting or inconsistent provision herein. The rights and remedies of the Lender with respect to the IP Collateral are as provided by the Credit Agreement, the Security Agreements and related documents, and nothing in this IP Security Agreement shall be deemed to limit such rights and remedies.

4.       Execution in Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.

5.       Successors and Assigns. This IP Security Agreement will be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.       Governing Law. This IP Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this IP Security Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Alabama, without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction).

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IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BORROWER:

FRANKLY INC

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Executive Officer
Address for Notices: 333 Bryant Street, Suite 240, San Francisco, California 94107

GUARANTOR[S]:

FRANKLY MEDIA LLC

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Executive Officer
Address for Notices: 27-01 Queens Plaza North, Suite 502, Long Island City, New York 11101

FRANKLY CO.

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Executive Officer
Address for Notices: 333 Bryant Street, Suite 240, San Francisco, California 94107

AGREED TO AND ACCEPTED:
RAYCOM MEDIA, INC., as Lender

	By:	/s/ Warren Spector
	Name:	Warren Spector
	Title:	Chief Financial Officer
Address for Notices: Raycom Media, Inc. Attn: Rebecca S. Bryan Sr. Vice President, General Counsel 201 Monroe Street, 20th Floor Montgomery, AL 36104

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Schedule 1

Patents and Patent Applications

REAL-TIME VIDEO EDITING – U.S. Patent Reg. No. 8,515,241 B2, issued October 20, 2013

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Schedule 2

Trademark Registrations and Applications

WORLDNOW – U.S. Trademark Reg. No. 2,109,296, Reg. Date October 28, 1997

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Schedule 3

Copyright Registrations and Applications

Producer 4.5, U.S. Copyright Reg. No. TX0005914743

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